  Exhibit 99.1

Aytu BioScience Reports 291% Revenue Growth in Q3 FY19

Company Posts Highest Ever Quarterly Revenue

ENGLEWOOD, CO / ACCESSWIRE / May 14, 2019 / Aytu BioScience, Inc. (NASDAQ: AYTU), a specialty pharmaceutical company focused on commercializing novel products that address significant patient needs, today will provide an overview of its business, including the company's operational and financial results for its third quarter of fiscal year 2019 that ended March 31, 2019. The company will host a live conference call and webcast today at 9:00 a.m. ET. Conference call details are provided at the end of this press release.

Q3 FY19 and Recent Operational Highlights

●
Recorded all-time high net revenue of approximately $2.4 million, 291% growth over Q3 FY18 and a 33% increase sequentially from Q2 FY19

●
Reported continuing sequential growth of Natesto® revenue and total prescriptions, and meaningful revenue contribution from Tuzistra® XR, ZolpiMist™, and MiOXSYS®

●
Cash balance of approximately $15 million on March 31, 2019

●
Announced positive interim results from the Natesto Spermatogenesis Study; if confirmed in the final data read out this summer, Natesto would be the only testosterone replacement therapy proven to maintain fertility parameters in hypogonadal men

●
Announced the U.S. field sales launch of Tuzistra XR and initiated sales promotion to overlapping physician call points

●
Announced a global distribution agreement with SUDA Pharmaceuticals to sublicense ZolpiMist outside of the United States and Canada

●
Announced the submission of ZolpiMist for regulatory approval to the Australian Therapeutic Goods Administration (TGA) by global partner SUDA Pharmaceuticals

●
Announced the appointment of Steven Boyd to the board of directors

Josh Disbrow, CEO of Aytu BioScience commented, "Fiscal Q3 2019 was another record quarter for Aytu, and our fourth sequential quarter of significant revenue growth. Revenue grew nearly 300%, over Q3 2018, to the highest level in company history. Importantly, we saw increased contribution across our newly diversified portfolio following the recent additions of ZolpiMist and Tuzistra XR, while continuing to drive Natesto prescriptions and revenue. The company has successfully transitioned over the last twelve months, now commercializing four products with a combined total addressable market of approximately $7 billion. While Natesto continues to be the biggest percentage of revenue, with another increase in revenue this quarter, we are excited by Tuzistra XR getting off to a good start, and the growing contribution from ZolpiMist and MiOXSYS.”

Mr. Disbrow continued, “We also added several value drivers during the quarter, and subsequent to the close of Q3. We announced our partnership with SUDA, sublicensing the global distribution rights for ZolpiMist, for which they are already pursuing regulatory approval in Australia. Additionally, we continue to receive good news on the Natesto Spermatogenesis Study, which is investigating the impact of Natesto, the only FDA approved, nasally-administered testosterone treatment, on the preservation of fertility parameters. Interim results demonstrated preservation of semen parameters after six months of Natesto treatment. Of the 56 subjects enrolled to date, 43 subjects have completed one month of Natesto therapy, 23 subjects have completed three months, and 15 subjects have completed the full six-month treatment period equivalent to two cycles of spermatogenesis. The entire study group is expected to complete the full six-month treatment period during summer 2019, and the full data will be reported soon thereafter. Finally, MiOXSYS, our proprietary male infertility diagnostic platform that we market primarily overseas, continues to make outstanding progress in developing the global market for this one-of-kind clinical device and is contributing meaningful revenue to further broaden our revenue mix.”

Mr. Disbrow concluded, “Taken as a whole, we are encouraged by the strong performance of our core product portfolio, the operational progress we’ve made across our key strategies, as well as the potential of our licensing and development initiatives.”

Q3 FY19 Financial Results

●
Net revenue for Q3 FY19 was $2.38 million, an increase of 291% over Q3 FY18 and 33% over Q2 FY19

●
Cash, cash equivalents, and restricted cash was approximately $15 million as of March 31, 2019

●
Cash used in operations for the quarter was $3.3 million, down 23% sequentially from Q2 FY19

●
Operating expenses for the quarter were $6.7 million, down 17% over the same period last year

●
After the end of Q3, the company retired all of its outstanding debt through an exchange with Armistice Capital, which increased its equity investment in the company. The $5 million exchange was approved by a shareholder vote with 95% of votes cast supporting the exchange.

Conference Call Information

The company will host a live conference call at 9:00 AM ET today. The conference call can be accessed by dialing either:

 1-844-369-8770 (toll-free)

1-862-298-0840 (international)

The webcast will be accessible live and archived on Aytu BioScience's website, within the Investors section under Events & Presentations, at aytubio.com, for 90 days.

A replay of the call will be available for fourteen days. Access the replay by calling 1-877-481-4010 (toll-free) or 1-919-882-2331 (international) and using the replay access code 48308.

About Aytu BioScience, Inc.

Aytu BioScience is a commercial-stage specialty pharmaceutical company focused on commercializing novel products that address significant patient needs. The company currently markets Natesto®, the only FDA-approved nasal formulation of testosterone for men with hypogonadism (low testosterone, or "Low T"). Aytu also has exclusive U.S. and Canadian rights to ZolpiMist™, an FDA-approved, commercial-stage prescription sleep aid indicated for the short-term treatment of insomnia characterized by difficulties with sleep initiation. Aytu recently acquired exclusive U.S. commercial rights to Tuzistra® XR, the only FDA-approved 12-hour codeine-based antitussive syrup. Tuzistra XR is a prescription antitussive consisting of codeine polistirex and chlorpheniramine polistirex in an extended-release oral suspension. Additionally, Aytu is developing MiOXSYS®, a novel, rapid semen analysis system with the potential to become a standard of care for the diagnosis and management of male infertility caused by oxidative stress. MiOXSYS is commercialized outside of the U.S. where it is a CE Marked, Health Canada cleared, Australian TGA approved, Mexican COFEPRAS approved product, and Aytu is planning U.S.-based clinical trials in pursuit of 510k de novo medical device clearance by the FDA. Aytu's strategy is to continue building its portfolio of revenue-generating products, leveraging its focused commercial team and expertise to build leading brands within large therapeutic markets. For more information visit aytubio.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. All statements other than statements of historical facts contained in this presentation are forward-looking statements. Forward-looking statements are generally written in the future tense and/or are preceded by words such as ''may,'' ''will,'' ''should,'' ''forecast,'' ''could,'' ''expect,'' ''suggest,'' ''believe,'' ''estimate,'' ''continue,'' ''anticipate,'' ''intend,'' ''plan,'' or similar words, or the negatives of such terms or other variations on such terms or comparable terminology. These statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include, among others: the risks related to the company's operational results for the fiscal third quarter 2019 being presented on Tuesday, May 14, 2019, at 9:00 a.m. ET, our expectations related to coupon rates in subsequent quarters and the timing and results of the Natesto Spermatogenesis Study, risks relating to gaining market acceptance of our products, obtaining reimbursement by third-party payors, the potential future commercialization of our product candidates, the anticipated start dates, durations and completion dates, as well as the potential future results, of our ongoing and future clinical trials, the anticipated designs of our future clinical trials, anticipated future regulatory submissions and events, our anticipated future revenue growth, our anticipated future cash position and future events under our current and potential future collaboration. We also refer you to the risks described in ''Risk Factors'' in Part I, Item 1A of Aytu BioScience, Inc.'s Annual Report on Form 10-K and in the other reports and documents we file with the Securities and Exchange Commission from time to time.

Contact for Investors:

James Carbonara
Hayden IR
(646)-755-7412
james@haydenir.com

Aytu BioScience, Inc.
Consolidated Balance Sheets
Unaudited

	March 31,	June 30,
	2019	2018
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$14,647,402	$7,012,527
Restricted cash	100,296	100,000
Accounts receivable, net	1,376,358	578,782
Inventory, net	1,530,083	1,338,973
Prepaid expenses and other	804,840	440,009
Total current assets	18,458,979	9,470,291

Fixed assets, net	219,177	218,684
Licensed assets, net	19,430,767	11,120,086
Patents, net	226,944	245,944
Deposits	2,200	5,088
Total long-term assets	19,879,088	11,589,802

Total assets	$38,338,067	$21,060,093

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and other	$2,131,251	$2,119,672
Accrued liabilities	772,140	185,882
Accrued compensation	791,586	540,674
Current deferred rent	-	1,450
Current contingent consideration	808,779	547,100
Total current liabilities	4,503,756	3,394,778

Long-term contingent consideration	12,633,824	4,146,829
Long-term debt - related party (Note 11)	5,134,795	-
Warrant derivative liability	28,513	93,981
Total liabilities	22,300,888	7,635,588

Commitments and contingencies (Note 7)

Stockholders' equity
Preferred Stock, par value $.0001; 50,000,000 shares authorized; shares issued and outstanding 2,335,665 and 0, respectively as of
March 31, 2019 and June 30, 2018	234	-
Common Stock, par value $.0001; 100,000,000 shares authorized; shares issued and outstanding 12,848,499 and 1,794,762, respectively as of
March 31, 2019 and June 30, 2018	1,285	179
Additional paid-in capital	107,893,259	92,681,918
Accumulated deficit	(91,857,599)	(79,257,592)
Total stockholders' equity	16,037,179	13,424,505

Total liabilities and stockholders' equity	$38,338,067	$21,060,093

Aytu BioScience, Inc.
Consolidated Statements of Operations
Unaudited

	Three Months Ended March 31,		Nine Months Ended March 31,
	2019	2018	2019	2018

Product revenue, net	$2,372,016	$607,473	$5,598,836	$2,734,995
License revenue, net	5,776	-	5,776	-
Total revenue	2,377,792	607,473	5,604,612	2,734,995

Operating expenses
Cost of sales	616,853	1,136,833	1,552,950	1,809,445
Research and development	108,901	114,141	413,808	(22,391)
Selling, general and administrative	5,368,762	4,637,495	13,991,516	13,809,264
Selling, general and administrative - related party (Note 11)	6,797	-	351,843	-
Impairment of intangible assets	-	1,856,020	-	1,856,020
Amortization of intangible assets	575,117	387,606	1,561,137	1,156,258
Total operating expenses	6,676,430	8,132,095	17,871,254	18,608,596

Loss from operations	(4,298,638)	(7,524,622)	(12,266,642)	(15,873,601)

Other (expense) income
Other expense, net	(194,703)	(186,629)	(398,833)	(572,155)
Derivative (expense) income	(2,521)	3,139,971	65,468	3,957,756
Other gain	-	1,753,568	-	1,753,568
Total other (expense) income	(197,224)	4,706,910	(333,365)	5,139,169

Net loss	$(4,495,862)	$(2,817,712)	$(12,600,007)	$(10,734,432)
Weighted average number of
common shares outstanding	9,061,023	592,771	5,785,669	250,478

Basic and diluted net loss
per common share	$(0.50)	$(4.75)	$(2.18)	$(42.86)

Aytu BioScience, Inc.
Consolidated Statements of Cash Flows
Unaudited

	Nine Months Ended March 31,
	2019	2018

Cash flows from operating activities
Net loss	$(12,600,007)	$(10,735,432)
Adjustments to reconcile net loss to cash used in operating activities
Depreciation, amortization and accretion	1,974,213	1,975,448
Stock-based compensation expense	121,979	288,010
Issuance of restricted stock	600,863	158,585
Issuance of common stock to employee	11,690	-
Derivative (income)	(65,468)	(3,957,756)
Impairment of intangible assets	-	1,856,020
Other gain	-	(1,753,568)
Issuance of warrants	-	179,287
Warrant amendment	-	4,633
Changes in operating assets and liabilities:
(Increase) in accounts receivable	(797,576)	(204,437)
(Increase) decrease in inventory	(191,110)	428,401
(Increase) in prepaid expenses and other	(364,831)	(586,139)
(Decrease) increase in accounts payable and other	(17,769)	967,641
Increase (decrease) in accrued liabilities	586,258	(571,121)
Increase in accrued compensation	250,912	558,451
Increase in interest payable - related party	134,795	-
(Decrease) in deferred rent	(1,450)	(5,005)
Net cash used in operating activities	(10,357,501)	(11,396,982)

Cash flows used in investing activities
Deposit	2,888	-
Purchases of property and equipment	(59,848)	(74,707)
Contingent consideration payment	(408,917)	(7,385)
Purchase of assets	(500,000)	-
Net cash used in investing activities	(965,877)	(82,092)

Cash flows from financing activities
Issuance of preferred, common stock and warrants	15,180,000	24,740,015
Issuance costs related to preferred, common stock and warrants	(1,479,963)	(2,697,066)
Warrant exercises	258,512	640,380
Issuance of debt - related party	5,000,000	-
Net cash provided by financing activities	18,958,549	22,683,329

Net change in cash, cash equivalents and restricted cash	7,635,171	11,204,255
Cash, cash equivalents and restricted cash at beginning of period	7,112,527	877,542
Cash, cash equivalents and restricted cash at end of period	$14,747,698	$12,081,797